Exhibit 99.1

News Release
Celanese Corporation
1601 West LBJ Freeway
Dallas, TX, 75234
Celanese Corporation Raises 2013 Earnings Outlook; Outlines Earnings Growth Strategies at Investor Conference
DALLAS, May 10, 2011 — Celanese Corporation (NYSE:CE), a global technology and specialty materials company, will outline its strategies to deliver sustained earnings growth at its investor conference today at 8:30 a.m. Eastern time in New York. The conference, hosted by David Weidman, chairman and chief executive officer, will be webcast live on www.celanese.com.
“Based on the continued success of our strong portfolio, we have increased our 2013 earnings growth objectives to adjusted earnings per share of at least $6.00, or operating EBITDA of at least $1.7 billion. Furthermore, Celanese’s innovative products and processes, geographic global position, culture of productivity and focused portfolio enhancements are targeted to deliver sustained earnings growth of 10 to 15 percent beyond 2013,” Weidman said. “Additionally, we anticipate acceleration in earnings growth from our breakthrough ethanol technology which has the potential to radically reshape the earnings profile of our company, further increasing value for our shareholders.”
At today’s conference, the company will highlight Celanese TCX™, its new and proprietary technology for ethanol production, which is expected to provide incremental revenue and earnings growth opportunities in industrial applications as it meets growing global demand, particularly in China. In today’s environment, Celanese TCX™ enables the company to produce ethanol at the equivalent of gasoline produced with $60 per barrel crude oil. Additionally, the company has progressed in its exploration of opportunities to apply TCX™ technology in fuel ethanol applications through substantive discussions with potential customers.
Celanese will also introduce recent breakthroughs in its proprietary AOPlus® and VAntage® technologies. The company announced AOPlus®3, the next generation of its acetic acid technology, which extends its historical technology advantage. Using AOPlus®3, the company has the ability to construct a greenfield acetic acid facility with a capacity of 1.8 million tons. VAntage®2, its newest vinyl acetate monomer (VAM) technology, could increase capacity by 50 percent to meet growing customer demand globally. The technology is also expected to enhance production efficiency and lower operating costs. With its strategic optionality, Celanese is focused on maintaining its acetyl leadership position to deliver sustained earnings growth beyond 2013.
The company also announced a new vinyl acetate ethylene (VAE) technology that would increase capacity at existing facilities by the equivalent of a world-scale unit as well as new, low-capital production technology to facilitate growth in emerging regions.
The conference will be available by webcast on www.celanese.com in the investor section. Presentation materials will be available approximately 30 minutes prior to the start of the webcast. A replay of the event will also be available on www.celanese.com in the investor section following the conference.

About Celanese
Celanese Corporation is a global technology leader in the production of specialty materials and chemical products which are used in most major industries and consumer applications. Our products, essential to everyday living, are manufactured in North America, Europe and Asia. Known for operational excellence, sustainability and premier safety performance, Celanese delivers value to customers around the globe with best-in-class technologies. Based in Dallas, Texas, the company employs approximately 7,250 employees worldwide and had 2010 net sales of $5.9 billion, with approximately 72% generated outside of North America. For more information about Celanese Corporation and its global product offerings, visit www.celanese.com.
Forward-Looking Statements
This release may contain “forward-looking statements,” which include information concerning the company’s plans, objectives, goals, strategies, future revenues or performance, capital expenditures, financing needs and other information that is not historical information. When used in this release, the words “will,” “intends,” “expects,” “outlook,” “forecast,” “estimates,” “anticipates,” “projects,” “plans,” “believes,” and variations of such words or similar expressions are intended to identify forward-looking statements. All forward-looking statements are based upon current expectations and beliefs and various assumptions. There can be no assurance that the company will realize these expectations or that these beliefs will prove correct. The company’s ability to successfully complete the transactions referred to in this press release is subject to numerous factors and contingencies, many of which are beyond the company’s control. These include local and national economic, credit and capital market conditions, including prevailing interest rates; legal and regulatory developments, including changes to tax rates, applicable securities regulations or accounting standards, protection of intellectual property, and ability to obtain necessary licenses and permits; and geopolitical conditions, including the occurrence of acts of war or terrorist incidents, and weather or natural disasters. Any of these factors or others not named herein could cause the company to abandon the referenced transactions or cause the company’s actual results to differ materially from those expressed as forward-looking statements. In addition, other risk factors that could cause actual results to differ materially from the forward-looking statements contained in this release include those that are discussed in the company’s filings with the Securities and Exchange Commission. Any forward-looking statement speaks only as of the date on which it is made, and the company undertakes no obligation to update any forward-looking statement to reflect events or circumstances after the date on which it is made or to reflect the occurrence of anticipated or unanticipated events or circumstances.
This release reflects the following performance measures: operating EBITDA and adjusted earnings per share as non-U.S. GAAP measures. These measurements are not recognized in accordance with U.S. GAAP and should not be viewed as an alternative to U.S. GAAP measures of performance. The most directly comparable financial measure presented in accordance with U.S. GAAP in our consolidated financial statements for operating EBITDA is net income; and for adjusted earnings per share is earnings per common share-diluted.
▪	Operating EBITDA is defined by the company as net earnings less interest income plus loss (earnings) from discontinued operations, interest expense, taxes, and depreciation and amortization, and further adjusted for Other Charges and Other Adjustments. We present operating EBITDA because we consider it an important supplemental measure of our operations and financial performance. We believe that operating EBITDA is more reflective of our operations as it provides transparency to investors and enhances period-to-period comparability of our operations and financial performance. Operating EBITDA is one of the measures management uses for its planning and budgeting process to monitor and evaluate financial and operating results and for the company’s incentive compensation plan. Operating EBITDA should not be considered as an alternative to net income determined in accordance with U.S. GAAP. We may provide guidance on operating EBITDA and are unable to reconcile forecasted operating EBITDA to a U.S. GAAP financial measure because a forecast of Other Charges and Adjustments is not practical.

▪	Adjusted earnings per share is a measure used by management to measure performance. It is defined by the company as net earnings (loss) available to common shareholders plus preferred dividends, less actual taxes (but applying an adjusted effective tax rate), adjusted for Other Charges and Other Adjustments, and divided by the number of basic common shares, diluted preferred shares, and options valued using the treasury method. We may provide guidance on an adjusted earnings per share basis and are unable to reconcile forecasted adjusted earnings per share to a U.S. GAAP financial measure without unreasonable effort because a forecast of Other Charges and Other Adjustments is not practical. We believe that the presentation of this non-U.S. GAAP measure provides useful information to management and investors regarding various financial and business trends relating to our financial condition and results of operations, and that when U.S. GAAP information is viewed in conjunction with non-U.S. GAAP information, investors are provided with a more meaningful understanding of our ongoing operating performance. Note: The tax rate used for adjusted earnings per share approximates the midpoint in a range of forecasted tax rates for the year, excluding changes in uncertain tax positions, discrete items and other material items adjusted out of our U.S. GAAP earnings for adjusted earnings per share purposes, and changes in management’s assessments regarding the ability to realize deferred tax assets. We analyze this rate quarterly and adjust if there is a material change in the range of forecasted tax rates; an updated forecast would not necessarily result in a change to our tax rate used for adjusted earnings per share. The adjusted tax rate is an estimate and may differ significantly from the tax rate used for U.S. GAAP reporting in any given reporting period. It is not practical to reconcile our prospective adjusted tax rate to the actual U.S. GAAP tax rate in any future period.
Celanese, AOPlus and VAntage are registered trademarks of Celanese International Corporation. TCX is a trademark of Celanese International Corporation.

Contacts:

Investor Relations	Media Relations
Mark Oberle	Travis Jacobsen
Phone: +1 972 443 4464	Phone: +1 972 443 3750
Telefax: +1 972 443 8519	Telefax: +1 972 443 8519
Mark.Oberle@celanese.com	William.Jacobsen@celanese.com